EXHIBIT 99.1

Support.com Reports Fourth Quarter and 2014 Financial Results

REDWOOD CITY, CA – February 11, 2015 – Support.com, Inc. (NASDAQ: SPRT), a leading provider of cloud-based software and services for technology support, today reported unaudited financial results for its fourth quarter and year ended December 31, 2014.

“2014 was a transformative year for Support.com,” said Elizabeth Cholawsky, President and Chief Executive Officer.  “We entered the year managing a major business model shift in our contractual relationship with Comcast, planning to release a nascent SaaS product into the support market, and navigating changes on the leadership team. We exited the year having effectively managed the shift in business model while positioning ourselves for growth with Comcast, validated our new Nexus product in the market, and put into place a strong leadership team. We are a far more capable company today than when I joined in May of 2014, and this bodes well as we head into 2015.”

Q4 2014 Financial Summary

For the fourth quarter of 2014, total non-GAAP and GAAP revenue was $22.0 million.  For the fourth quarter of 2013, total non-GAAP revenue was $24.9 million and GAAP revenue was $24.5 million, after warrant-related charges of $394,000.  For the third quarter of 2014, total non-GAAP and GAAP revenue was $22.2 million.

On a non-GAAP basis, loss from continuing operations for the fourth quarter of 2014 was $915,000, or $(0.02) per share, compared to income of $5.3 million, or $0.10 per share, in the fourth quarter of 2013 and income of $1.1 million, or $0.02 per share, in the third quarter of 2014.

On a GAAP basis, loss from continuing operations for the fourth quarter of 2014 was $2.4 million, or $(0.04) per share, compared to income of $2.8 million, or $0.05 per share, in the fourth quarter of 2013 and a loss of $95,000, or $(0.00) per share, in the third quarter of 2014.

At December 31, 2014 cash, cash equivalents and investments were $73.8 million compared to $75.3 million at September 30, 2014.

2014 Financial Summary

Total non-GAAP and GAAP revenue for 2014 was $83.0 million.  Total non-GAAP revenue was $88.9 million in 2013. Total GAAP revenue for 2013 was $88.2 million, after warrant-related charges of $777,000.

Non-GAAP income from continuing operations for 2014 was $1.1 million, or $0.02 per share, compared to $16.8 million, or $0.31 per share, in 2013.

On a GAAP basis, loss from continuing operations for 2014 was $3.6 million, or ($0.07) per share, compared to income from continuing operations of $10.3 million, or $0.19 per share, in 2013.

Non-GAAP revenue excludes warrant-related charges. Non-GAAP income (loss) from continuing operations excludes warrant-related charges, stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions  and tax expense associated with acquired goodwill. These items impacted results from continuing operations by $1.5 million in the fourth quarter of 2014, $2.4 million in the fourth quarter of 2013 and $1.2 million in the third quarter of 2014. On an annual basis, these items impacted results from continuing operations by $4.7 million in 2014 and $6.4 million in 2013. A reconciliation of GAAP to non-GAAP results is presented in the tables below.
Recent Company Highlights

•	Nexus® go-to-market validated; achieved goals for Nexus new customer acquisition in Q4

•	Nexus recognized as one of the few products in the market today to offer an end-to-end best of breed application focused on Support Interaction Optimization

•	Support.com recognized by Frost & Sullivan as the Company of the Year for growth, innovation and leadership in the new category of Support Interaction Optimization

•	Comcast Master Service Agreement renewed

•	Comcast Xfinity Home program is expanding

Conference Call

Support.com will host a conference call discussing the Company’s fourth quarter and full year 2014 results on Wednesday, February 11, 2015, starting at 4:30 p.m. ET (1:30 p.m. PT). The live call may be accessed by dialing (855) 296-9613 (domestic) or (920) 663-6269 (international) and referencing passcode 71199831. A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com’s website at http://corp.support.com/company/investor-relations/investor-webcasts-events/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of cloud-based software and services for technology support, including the Nexus® Support Interaction Optimization (SIO) solution that enables companies to boost agent productivity, dramatically improve the customer experience and more quickly resolve complex technology support issues. Nexus and our support programs help leading brands in cable, retail, software and other connected technology industries create new revenue streams and deepen customer relationships. For more information, please visit us at www.support.com.

The Support.com, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25440

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about/careers.

Copyright © 2015 Support.com, Inc. All rights reserved. Support.com and Nexus are trademarks or registered trademarks of Support.com, Inc. in the U.S. and other countries. All other trademarks and trade names are the property of their respective owners.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Nexus “Software-as-a-Service” offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, and our ability to control expenses and achieve desired margins. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes warrant-related charges and stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions and tax expense associated with acquired goodwill from its GAAP results in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share. We believe that the non-GAAP measure, when viewed in addition to and not in lieu of our reported GAAP results, assists investors in understanding our results of operations.

A. Warrant-related charges. When evaluating its operating performance management excludes warrant-related charges against revenue in the period in which performance milestones are met and warrants are earned and issued because the Company does not incur such non-cash charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. For the fourth quarter of 2014, the warrant-related charge was zero compared to $394,000 in the fourth quarter of 2013 and zero for the third quarter of 2014.

B. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $817,000 in the fourth quarter of 2014, compared to $1.0 million in the fourth quarter of 2013 and $803,000 in the third quarter of 2014.

C. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was $273,000 in the fourth quarter of 2014, compared to $316,000 in the fourth quarter of 2013 and $273,000 in the third quarter of 2014.

D. Restructuring and impairment charges. The Company does not undertake significant restructurings on a predictable basis and therefore excludes associated charges in order to enable better and more consistent evaluation of the Company’s operating expenses before and after such actions are taken. Restructuring and impairment charges were zero in the fourth quarter of 2014, compared to $431,000 in the fourth quarter of 2013 and zero in the third quarter of 2014.

E. Acquisition expense. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition expenses such as legal fees and advisory fees when evaluating ongoing operating performance. Acquisition expense was zero in the fourth quarter of 2014, the fourth quarter of 2013 and the third quarter of 2014.

F. Other non-recurring items. Management excludes non-recurring items, which generally do not require cash settlement, when evaluating its operating performance because the Company does not incur such expenses or obtain such benefits on a predictable basis and exclusion of such expenses or benefits enables more consistent evaluation of the Company’s operating performance. Other non-recurring items resulted in no expense or benefit in the fourth quarter of 2014, the fourth quarter of 2013 and the third quarter of 2014.

G. Charges for uncertain tax positions. The Company excludes charges for uncertain tax positions because excluding such charges enables more consistent evaluation of the Company’s operating performance. Charges for uncertain tax positions were $306,000 in the fourth quarter of 2014, compared to $168,000 in the fourth quarter of 2013 and zero in the third quarter of 2014.

H. Tax expense associated with acquired goodwill. The Company does not amortize goodwill in its consolidated financial statements. However, for goodwill created through Asset Purchase Agreement transactions, the Company is required to amortize goodwill in its tax returns and to reflect such tax return entries as additional tax expense in its consolidated financial statements. The Company excludes the tax expense associated with acquired goodwill when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense enables more consistent evaluation of the Company’s operating performance. Tax expense associated with acquired goodwill was $66,000 in the fourth quarter of 2014, compared to $80,000 in the fourth quarter of 2013 and $77,000 in the third quarter of 2014.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	December 31,
	2014 (1)	2014	2013 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 73,793	$ 75,310	$ 72,357
Accounts receivable, net	14,627	15,190	13,993
Prepaid expenses and other current assets	1,403	1,173	1,322
Total current assets	89,823	91,673	87,672
Property and equipment, net	417	428	461
Goodwill	14,240	14,240	14,240
Intangible assets, net	2,363	2,636	3,454
Other assets	1,144	1,192	1,072

Total assets	$ 107,987	$ 110,169	$ 106,899

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$ 4,417	$ 4,959	$ 3,017
Other accrued liabilities	3,029	3,373	3,359
Short-term deferred revenue	2,619	2,630	3,323
Total current liabilities	10,065	10,962	9,699
Long-term deferred revenue	72	61	50
Other long-term liabilities	2,129	1,947	1,754
Total liabilities	12,266	12,970	11,503

Stockholders' equity:
Common stock	5	5	5
Additional paid-in-capital	262,253	261,341	258,291
Treasury stock	(5,036)	(5,036)	(5,036)
Accumulated other comprehensive loss	(2,028)	(1,884)	(1,874)
Accumulated deficit	(159,473)	(157,227)	(155,990)
Total stockholders' equity	95,721	97,199	95,396

Total liabilities and stockholders' equity	$ 107,987	$ 110,169	$ 106,899

Note 1: Amounts are subject to completion of managements customary closing and review procedures.

Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2013.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2014 (1)	September 30, 2014	December 31, 2013	2014 (1)	2013 (2)

Revenue:
Services (3)	$ 20,633	$ 20,844	$ 22,258	$ 77,272	$ 74,867
Software and other (3)	1,337	1,387	2,219	5,719	13,296
Total revenue	21,970	22,231	24,477	82,991	88,163

Cost of revenue:
Cost of services (4)	17,094	16,020	14,014	60,606	43,208
Cost of software and other (4)	184	189	300	840	1,172
Total cost of revenue	17,278	16,209	14,314	61,446	44,380
Gross profit	4,692	6,022	10,163	21,545	43,783
Operating expenses:
Research and development (4)	1,464	1,203	1,410	5,078	5,735
Sales and marketing (4)	2,184	1,782	2,167	7,206	14,599
General and administrative (4)	2,870	2,808	3,183	11,320	11,376
Amortization of intangible assets and other	273	273	316	1,091	1,321
Total operating expenses	6,791	6,066	7,076	24,695	33,031

Income (loss) from operations	(2,099)	(44)	3,087	(3,150)	10,752

Interest income and other, net	77	77	62	294	369

Income (loss) from continuing operations, before income taxes	(2,022)	33	3,149	(2,856)	11,121

Income tax provision	355	128	326	740	772

Income (loss) from continuing operations, after income taxes	(2,377)	(95)	2,823	(3,596)	10,349

Income (loss) from discontinued operations, net of income taxes	131	(6)	50	113	34

Net income (loss)	$ (2,246)	$ (101)	$ 2,873	$ (3,483)	$ 10,383

Income (loss) from continuing operations, after income taxes
Basic	$ (0.04)	$ (0.00)	$ 0.05	$ (0.07)	$ 0.20
Diluted	$ (0.04)	$ (0.00)	$ 0.05	$ (0.07)	$ 0.19

Income (loss) from discontinued operations, net of income taxes
Basic	$ 0.00	$ (0.00)	$ 0.00	$ 0.00	$ 0.00
Diluted	$ 0.00	$ (0.00)	$ 0.00	$ 0.00	$ 0.00

Shares used in computing per share amounts:
Basic	54,184	54,028	52,959	53,834	51,553
Diluted	54,184	54,028	54,637	53,834	53,825

Note 3: In the third quarter of 2014, fees from Nexus software-as-a-service solution were reclassified from Software and other revenue to Services revenue. Therefore, certain amounts previously reported in fiscal years 2014 and 2013 have been reclassified to conform to the current periods presentation. Cost associated with the Nexus software-as-a-service solution was immaterial and therefore it was not reclassified from Cost of software and other to Cost of services. These reclassifications have no impact on previously reported total revenue, net income (loss), and cash flows.

Note 4: Includes stock-based compensation expense, restructuring and impairment charges, acquisition expense and other non-recurring items, as follows:

	Three Months Ended			Year Ended December 31,
	December 31, 2014 (1)	September 30, 2014	December 31, 2013	2014 (1)	2013 (2)
Cost of revenue:
Cost of services	$ 60	$ 75	$ 407	$ 417	$ 649
Cost of software and other	4	4	4	$ 14	12
Operating expenses:
Research and development	170	145	248	479	778
Sales and marketing	120	122	172	413	457
General and administrative	463	457	648	1,702	2,017
Total	$ 817	$ 803	$ 1,479	$ 3,025	$ 3,913

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2014 (1)	September 30, 2014	December 31, 2013	2014 (1)	2013 (2)

GAAP revenue	$ 21,970	$ 22,231	$ 24,477	$ 82,991	$ 88,163
Warrant-related charge	-	-	394	-	777
Non-GAAP revenue	$ 21,970	$ 22,231	$ 24,871	$ 82,991	$ 88,940

GAAP cost of revenue	$ 17,278	$ 16,209	$ 14,314	$ 61,446	$ 44,380
Stock-based compensation expense (Cost of revenue portion only)	(64)	(79)	(94)	(281)	(344)
Restructuring and impairment charges (Cost of revenue portion only)	-	-	(317)	-	(317)
Other non-recurring items	-	-	-	(150)	-
Non-GAAP cost of revenue	$ 17,214	$ 16,130	$ 13,903	$ 61,015	$ 43,719

GAAP operating expenses	$ 6,791	$ 6,066	$ 7,076	$ 24,695	$ 33,031
Stock-based compensation expense (Excl. cost of revenue portion)	(753)	(724)	(954)	(2,594)	(3,138)
Amortization of intangible assets and other	(273)	(273)	(316)	(1,091)	(1,321)
Restructuring and impairment charges (Excl. cost of revenue portion)	-	-	(114)	-	(114)
Non-GAAP operating expenses	$ 5,765	$ 5,069	$ 5,692	$ 21,010	$ 28,458

GAAP interest income and other, net	77	$ 77	$ 62	$ 294	$ 369
Other non-recurring items	-	-	-	-	(57)
Non-GAAP interest income and other, net	$ 77	$ 77	$ 62	$ 294	$ 312

GAAP income tax provision (benefit)	$ 355	$ 128	$ 326	$ 740	$ 772
Tax expense associated with acquired goodwill	(66)	(77)	(80)	(285)	(289)
Charges for uncertain tax positions	(306)	-	(168)	(306)	(168)
Non-GAAP income tax provision (benefit)	$ (17)	$ 51	$ 78	$ 149	$ 315

GAAP income (loss) from continuing operations, after income taxes	$ (2,377)	$ (95)	$ 2,823	$ (3,596)	$ 10,349
Warrant-related charge	-	-	394	-	777
Stock-based compensation expense	817	803	1,048	2,875	3,482
Amortization of intangible assets and other	273	273	316	1,091	1,321
Restructuring and impairment charges	-	-	431	-	431
Tax expense associated with acquired goodwill	66	77	80	285	289
Charges for uncertain tax positions	306	-	168	306	168
Other non-recurring items	-	-	-	150	(57)
Total impact of Non-GAAP exclusions	1,462	1,153	2,437	4,707	6,411
Non-GAAP income (loss) from continuing operations, after income taxes	$ (915)	$ 1,058	$ 5,260	$ 1,111	$ 16,760

Income (loss) from continuing operations, after income taxes
Basic - GAAP	$ (0.04)	$ (0.00)	$ 0.05	$ (0.07)	$ 0.20
Basic - Non-GAAP	$ (0.02)	$ 0.02	$ 0.10	$ 0.02	$ 0.33

Diluted - GAAP	$ (0.04)	$ (0.00)	$ 0.05	$ (0.07)	$ 0.19
Diluted - Non-GAAP	$ (0.02)	$ 0.02	$ 0.10	$ 0.02	$ 0.31
Shares used in computing per share amounts (GAAP)
Basic	54,184	54,028	52,959	53,834	51,553
Diluted	54,184	54,028	54,637	53,834	53,825
Shares used in computing per share amounts (Non-GAAP)
Basic	54,184	54,028	52,959	53,834	51,553
Diluted	54,184	54,159	54,637	53,984	53,825

The adjustments above reconcile the Companys GAAP financial results to the non-GAAP financial measures used by the Company. The Companys non-GAAP financial measures exclude warrant-related charges, stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions and tax expense associated with acquired goodwill. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Companys GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2014 Amounts are subject to completion of managements customary closing and review procedures.

Contact Information

Investor Contact
Carolyn Bass and Jacob Moelter
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com

Media Contact
Mary Ellen Ynes
GMK Communications for Support.com
(650) 759-8836
maryellen@gmkcommunications.com